UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2015

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Ingredion Incorporated, a Delaware corporation (the “Company”), funded the acquisition of Penford Corporation, a Washington corporation (“Penford”) with borrowings under the Company’s revolving credit agreement, the material terms of which have been disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The material terms of the Agreement and Plan of Merger, dated as of October 14, 2014, by and among the Company, Prospect Sub, Inc., a Washington corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Penford (the “Merger Agreement”), under which the Company acquired Penford have been disclosed in the Company’s Current Report on Form 8-K, dated October 14, 2014. Borrowings under the revolving credit agreement on March 11, 2015, the date of closing of the acquisition of Penford Corporation, totaled $335,739,000.

Item 8.01	Other Events.

Acquisition of Penford Corporation. On March 11, 2015, pursuant to the Merger Agreement, Merger Sub merged with and into Penford, with Penford continuing as the surviving corporation (the “Merger”). As a result of the Merger, Penford became a wholly-owned subsidiary of the Company. A copy of a press release announcing the acquisition of Penford Corporation by the Company is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated March 11, 2015, entitled “Ingredion Completes Acquisition of Penford Corporation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2015	INGREDION INCORPORATED

	By:	/s/ Jack C. Fortnum
	Name:	Jack C. Fortnum
	Title:	Executive Vice President and Chief Financial Officer

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